UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 6, 2011
Emisphere Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ	07927

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On July 6, 2011, Emisphere Technologies, Inc. (the “Company”) closed a transaction with certain institutional investors (collectively, the “Buyers”) to sell an aggregate of approximately 4.3 million shares of its common stock and warrants (the “ Warrants”) to purchase a total of approximately 3.0 million shares of its common stock (the “Warrant Shares”) to the Buyers for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the Warrants of approximately $3.75 million (the “Private Placement”). Also on July 6, 2011, the Company and the Buyers entered into a Registration Rights Agreement pursuant to which the Company provided certain registration rights to the Buyers, including an obligation of the Company to file with the Securities and Exchange Commission within 20 days a registration statement on Form S-1 covering the shares issued in the Private Placement and the Warrant Shares.
Simultaneous with closing the Private Placement, the Company closed a transaction with MHR Fund Management LLC and certain of its affiliated investment funds (“MHR”) to sell an aggregate of approximately 4.3 million shares of its common stock and warrants (the “MHR Warrants”) to purchase a total of approximately 3.0 million shares of its common stock (the “MHR Warrant Shares”) for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the MHR Warrants of approximately $3.75 million (the “MHR Private Placement”).
In connection with the Private Placement and the MHR Private Placement, the Company entered into a Waiver Agreement with MHR (“Waiver Agreement”), pursuant to which MHR waived certain anti-dilution adjustment rights under its Senior Secured Notes and certain warrants issued by the Company to MHR that would otherwise have been triggered by the Private Placement. As consideration for such waiver, the Company issued to MHR warrants (the “MHR Waiver Warrants”) to purchase 795,000 shares of its common stock (the “MHR Waiver Warrant Shares”) and agreed to reimburse MHR for up to $25,000 of its legal fees.
In both the Private Placement and the MHR Private Placement, each unit, consisting of one share of common stock and a warrant to purchase 0.7 shares of common stock, were sold at a purchase price of $0.872. The Warrants, the MHR Warrants and the MHR Waiver Warrants are exercisable at an exercise price of $1.09 per share and will expire July 6, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
July 7, 2011	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Interim Chief Executive Officer and Chief Financial Officer